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                                     EXHIBIT 7(b)

                                      APPENDIX B

                                  CUSTODY AGREEMENT

     The following open-end management investment companies or series therof ("Funds") are hereby made parties to the Custody Agreement dated October 11, 1995 with UMB Bank, n.a. ("Custodian") and Pacific Advisors Fund Inc., and agree to be bound by all the terms and conditions contained in said Agreement:

     Pacific Advisors Fund Inc. - -     Government Securities Fund
                                        Income and Equity Fund
                                        Balanced Fund
                                        Small Cap Fund
                                        Growth Fund





ATTEST:                            PACIFIC ADVISORS FUND INC.

                                   By:
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                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------
                                   Date:
                                        --------------------------------



ATTEST         :                   UMB BANK, N.A.

                                   By:
--------------------------------        --------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------
                                   Date:
                                        --------------------------------